                                        BUENOS AIRES, 15 DE MARZO DE 1996



SENORES
TRANSPORTADORA DE GAS
DEL SUR S.A.
PRESENTE


DE NUESTRA CONSIDERACION:


        TENEMOS EL AGRADO DE DIRIGIRNOS A UDS. CON EL OBJETO DE EFECTUARLES UNA OFERTA PARA EL SERVICIO DE TRANSPORTE FIRME, PROPUESTA QUE, DE ACEPTARSE, SE REGIRA POR LOS TERMINOS Y CONDICIONES QUE SE DETALLAN A CONTINUACION:

                          SERVICIO DE TRANSPORTE FIRME
                                    TF - 38

                                   ARTICULO I
                         SERVICIOS DE TRANSPORTE DE GAS

1. Sujeto al Reglamento y estipulaciones del presente y las Condiciones Especiales del Transportista para el Transporte Firme (TF), MetroGas S.A. (en adelante "el Cargador") acuerda entregar, o hacer entregar a Transportadora de Gas del Sur S.A. (en adelante "el Transportista"), Gas para su transporte y el Transportista acuerda recibir, transportar y restituir Gas al Cargador o por cuenta del Cargador a quien este designe, sobre una base de Servicio de Transporte Firme (TF) una capacidad de transporte no menor a una cantidad de quinientos cuarenta mil metros cubicos equivalentes de 9300 Kcal/m3 (en adelante la "Capacidad a Transportar").-

2. El servicio de transporte prestado por el presente no estara sujeto a reduccion ni interrupcion por parte del Transportista con excepcion de lo previsto en el Articulo 11 de las Condiciones Generales del Reglamento del Transportista aprobado por el Ente Nacional Regulador de Gas y sus futuras modificaciones, el que junto con laslas Condiciones Especiales del Servicio TF forman parte del presente como Apendice A (en adelante "el Reglamento").-

3.
3.1 El Cargador podra reducir el dia 1 degree de mayo del ano 2004 hasta un treinta por ciento (30%) de la Capacidad a Transportar que tenga reservada a dicha fecha en merito del presente Servicio de Transporte Firme TF-38 .-

3.2 El Cargador, a fin de ejercer el derecho a la reduccion prevista precedentemente, debera comunicar en forma fehaciente tal decision al Transportista con una antelacion no menor a ciento ochenta (180) dias al dia 1st (First) de mayo del ano 2004, debiendo ademas indicar la capacidad de transporte que pretenda reducir.-

3.3 Si el Cargador no comunicase al Transportista, en tiempo y forma, su decision de reducir la Capacidad a Transportar, no podra hacer uso de ese derecho en lo sucesivo.-

4. Si el Cargador decide ejercer la opcion de reducir la Capacidad a Transportar, la capacidad asi reducida sera la nueva Capacidad a Transportar.-


                                  ARTICULO II
                             PUNTO (S) DE RECEPCION

El Cargador entregara o hara entregar el Gas en el (los) Punto (s) de Recepcion designados en el Apendice B, adjunto al presente y que forma parte del mismo mediante la referencia aqui expresada, a una presion suficiente para permitir el ingreso del gas en el sistema de gasoductos del Transportista, tomando en cuenta las presiones variables que pudieren en cada momento existir en tal sistema y en cada Punto de Recepcion. Tal presion del gas entregado o hecho entregar por el Cargador no excedera la(s) presion(es) operativa(s) maxima(s) especificada(s) por el Transportista en el Apendice B, para cada Punto de Recepcion. En el caso de que la(s) presion(es) operativa(s) maxima(s) del sistema de gasoductos del Transportista, en el (los) Punto(s) de Recepcion bajo el presente, fuere(n) incrementada(s) o disminuida(s), la(s) presion(es) maxima(s) operativa(s) del gas entregado o hecho entregar por el Cargador al Transportista en el (los) Punto(s) de Recepcion sera(n) correlativamente incrementada(s) o disminuida(s) previa notificacion escrita del Transportista al Cargador con por lo menos un (1) ano de anticipacion.-

En caso que el Cargador no pueda cumplir con la(s) nueva(s) presion(es) maxima(s) permitida(s) del gas entregado o hecho entregar por el Cargador al Transportista en el (los) Punto(s) de Recepcion, informada por el Transportista, conforme a lo senalado en el parrafo anterior, el Cargador y el Transportista se reuniran a fin de encontrar una solucion conjuntamente. Hasta que ello no suceda el Transportista no modificara la(s) presion(es) maxima(s) permitida(s).-


                                  ARTICULO III
                              PUNTO (S) DE ENTREGA

1. El Transportista restituira diariamente al Cargador o a un tercero por cuenta del Cargador una cantidad de gas igual a la Cantidad de Entrega bajo el presente en el (los) Punto(s) de Entrega y a la(s) presion(es) indicados en el Apendice C adjunto al presente y que forma parte del mismo mediante la referencia aqui expresada.-

2. La Cantidad de Entrega sera igual al total de la cantidad de gas efectivamente entregada por el Cargador al Transportista en los Puntos de Recepcion con deduccion de las cantidades que en concepto de combustible y mermas retenga el Transportista segun lo establece el Reglamento, en cada periodo facturado.-

                                  ARTICULO IV
                                     PLAZO

El presente servicio de Transporte Firme entrara en vigencia a partir de las
6.00 horas del dia 1st (First) de enero de 1998, y permanecera en plena vigencia hasta las 6.00 horas del dia 1st (First) de mayo de 2014, y de alli en adelante sera renovado en forma automatica por periodos sucesivos de 1 (un) ano salvo que el Transportista o el Cargador resuelvan rescindirlo, en cuyo caso, deberan notificar a la otra parte, en forma fehaciente, su voluntad rescisoria con por lo menos 90 dias de anticipacion al vencimiento del plazo respectivo.-


                                   ARTICULO V
                              PRECIO Y FACTURACION


1. El Cargador pagara al Transportista en el domicilio del Transportista por el servicio de Transporte Firme desde los Puntos de Recepcion hasta los Puntos de Entrega una suma de dinero que sera establecida de conformidad con las Tarifas del Transportista para el TF, y las disposiciones aplicables del Reglamento vigentes en cada momento.-

El precio del servicio quedara sujeto a las modificaciones que surjan de los Cuadros Tarifarios aprobados por el Ente a partir de la vigencia de los mismos.-

2. Las facturas, ademas de la Tarifa por el servicio prestado, emanadas del Transportista incluiran los restantes cargos que, segun las Condiciones Generales y Condiciones Especiales del Reglamento, son a cargo del Cargador.-


                                  ARTICULO VI
                    TERMINACION ANTICIPADA E INCUMPLIMIENTOS


La mora en el cumplimiento de obligaciones a su vencimiento sera automatica, y sin necesidad de interpelacion.-

Cualquier incumplimiento podra dar lugar, a voluntad de la parte cumplidora, a la terminacion del presente servicio de Transporte Firme, observandose al respecto lo establecido en las Condiciones Generales y Condiciones Especiales del Reglamento.-

                                  ARTICULO VII
                                     CESION

Ninguna de las partes podra ceder el presente, en todo o en parte, sin el previo y expreso consentimiento de la otra parte, manifestado por escrito.-



                                 ARTICULO VIII
                                   MISCELANEA

1. La interpretacion y ejecucion del presente se efectuara de acuerdo con las leyes presentes y futuras de la Republica Argentina.-

2. Este servicio de Transporte Firme vinculara y regira a las partes de la presente y sus respectivos sucesores y cesionarios.-

3. Las notificaciones a la otra parte se practicaran por escrito y se tendran por debidamente entregadas en los siguientes domicilios:

(a) Al Transportista en: Don Bosco No. 3672 - 7th (Seventh) piso - Capital Federal.-

(b) Al Cargador en: Av. Montes de Oca No. 1120 - Capital Federal.-

Tales domicilios podran ser eventualmente modificados, debiendose notificar debidamente a la otra parte por correo certificado.-

4. Ambas partes aceptan que si el Cargador no utilizase eficientemente la Capacidad a Transportar, el Ente Nacional Regulador del Gas de conformidad con las normas reglamentarias podra asignar la parte no utilizada o deficientemente utilizada, quedando en tal caso reducida la Capacidad a Transportar a la capacidad asi reducida.-

5. Sin perjuicio de lo establecido en el articulo 1, punto 3 del presente, el Cargador renunciara a cualquier otra opcion que pudiera tener para reducir la Capacidad a Transportar de conformidad con los Contratos de Servicio de Transporte Firme celebrados con el Transportista. Sin embargo, en el caso que cualquiera de los clientes del Cargador dejara de contratar con el mismo para hacerlo:
i)directamente con el Transportista mediante un Contrato de Transporte Firme, o
ii) con Comercializadores que contraten Transporte Firme con el Transportista, o
iii) con Productores que contraten Transporte Firme con el Transportista, o

iv) con cualquier combinacion de Comercializadores y Productores que contraten Transporte Firme con el Transportista;

en cualquiera de estos casos, el Cargador podra ejercer la opcion de reducir capacidad, pero en ningcn caso la reduccion sera mayor que la cantidad que el cliente del Cargador dejo de contratar con el mismo. A los efectos de determinar la capacidad de transporte contratada que el Cargador tendra derecho a liberar en caso que cualquiera de los clientes del cargador dejara de contratar con el mismo, dicha capacidad a liberar sera igual al maximo de los consumos reales de Gas de dicho cliente durante los doce meses anteriores a su desvinculacion efectiva del Cargador para contratar con un tercero o el tiempo que correspondiera si la relacion contractual entre el Cargador y su cliente fuera menor a doce meses, menos la Capacidad a Transportar que dicho cliente mantuviera con el Cargador.-

Si el Cargador decidiera ejercitar dicha opcion, notificara dicha decision al Transportista dentro de los treinta dias posteriores a la fecha en que recibiera la notificacion de su cliente comunicandole su intencion de dejar de contratar todo o parte de los servicios del Cargador.-

Vencido dicho plazo sin que el Transportista haya recibido la citada notificacion, el Cargador no podra en el futuro ejercer tal opcion. Si, por el contrario, el Cargador comunica que va a ejercer la opcion, entonces, la reduccion total o parcial de la Capacidad a Transportar se producira a partir del momento en que el cliente dejara de recibir esos servicios del Cargador.-

6. Antes de iniciar cualquier proyecto de ampliacion de capacidad, el Transportista notificara por escrito al Cargador de tal intencion. Dentro de los treinta dias de recibida dicha notificacion, el Cargador debera comunicar al Transportista por escrito su intencion de liberar Capacidad a Transportar en la zona donde el Transportista desarrollara su proyecto de expansion.-

7. Las partes acuerdan que la entrada en vigencia del presente Contrato reemplazara, y hara finalizar automaticamente el Contrato TF-35.-

        LA PRESENTE OFERTA SERA CONSIDERADA ACEPTADA SI ESA TRANSPORTISTA ACEPTA NUESTRA PRIMERA SOLICITUD DE SERVICIO (ART. 23 DEL REGLAMENTO DEL SERVICIO DEL TRANSPORTISTA) CON IMPUTACION A LA PRESENTE, PARA LA PRESTACION DEL SERVICIO DE TRANSPORTE FIRME NO. (Number) TF-38, O LA PRESENTA AL ENTE NACIONAL REGULADOR DEL GAS (ENARGAS), LO QUE OCURRA PRIMERO.-

        ASIMISMO, ACUSAMOS RECIBO DE LA COPIA DE LA RESOLUCION NO. (Number) 3/93 DEL ENARGAS QUE NOS REMITIERAN EN CUMPLIMIENTO DE LO DISPUESTO EN EL ART. 3 DE LA MISMA.-

        SIN OTRO PARTICULAR LOS SALUDAMOS MUY ATENTAMENTE.-


                                         POR METROGAS S.A.



-------------------------------          ----------------------------------
    ING. FERNANDO SARTI                         DR. EDUARDO ZAPATA
DIRECTOR DE GRANDES CLIENTES                 DIRECTOR DE ASUNTOS LEGALES
                                            Y RELACIONES INSTITUCIONALES

                                   APENDICE B

                                      DEL

                       SERVICIO DE TRANSPORTE FIRME TF-38

                                     ENTRE

                       TRANSPORTADORA DE GAS DEL SUR S.A.
                                       Y
                                 METROGAS S.A.

PRESION MAXIMA:

     Gasoducto Neuba II                               = 68,5 Kg/cm(2) M.
     Gasoducto Neuba                                  = 60,0 Kg/cm(2) M.

PUNTOS DE RECEPCION:

Son todos los Puntos de Recepcion dentro de las Zona de Recepcion Neuquen. El Cargador designara cada cierto tiempo y de acuerdo con los procedimientos establecidos al efecto por el Transportista y el Reglamento, los puntos dentro de las Zona de Recepcion Neuquen en que el gas sera puesto a disposicion del Transportista por el Cargador.-


CANTIDAD DIARIA:

Una cantidad de gas total de quinientos cuarenta mil (540.000) metros cubicos equivalentes de 9300 Kcal/m(3), (mas combustible y mermas) desde las Zona de Recepcion Neuquen.-

                                   APENDICE C

                                      DEL

                       SERVICIO DE TRANSPORTE FIRME TF-38
                                     ENTRE
                       TRANSPORTADORA DE GAS DEL SUR S.A.
                                       Y
                                 METROGAS S.A.


--------------------------------------------------------------------------------
 PUNTO DE MEDICION NcMERO           NOMBRE DEL PUNTO              PRESION MINIMA
                                                                    (KG/CM(2))
--------------------------------------------------------------------------------
             210               Hogar de Ancianos Donselaar              20
             224               Planta Ezeiza                            20
             227               Planta Buchannan                         20
             228               Planta Gutierrez                         20
             239 (*)           Planta General Pacheco                   20
--------------------------------------------------------------------------------

(*) La capacidad del Transportista de entregar Gas en este Punto de Entrega esta sujeta a la disponibilidad de esa capacidad en consideracion del cumplimiento por el Transportista del Contrato para el Servicio de Transporte Firme con Gas Natural BAN S.A. en tal Punto de Entrega.-

CANTIDAD MAXIMA DE ENTREGA DIARIA: Una cantidad de gas que totalice entre todos los Puntos de Entrega 540,000m(3) de 9300 Kcal/m(3). La cantidad maxima de entrega diaria en cada Punto de Entrega estara limitada a la capacidad maxima de diseno de cada Punto de Entrega o la que en el futuro fijen las Partes.-

                                  TRANSLATION

                                                   Buenos Aires, July 25th, 1996

Messrs.
Transportadora de Gas del Sur S.A.

Dear Sirs:

This is to inform you that we wish to submit to your consideration an Offer for Firm Transportation Service, which proposal, if accepted, will be governed by the following terms and conditions:

                      FIRM TRANSPORTATION  SERVICE FT - 38

                                   SECTION I
                          GAS TRANSPORTATION SERVICES

1. Subject to the Service Regulations and provisions hereof and to Transporter's Special Conditions for Firm Transportation (FT), MetroGas S.A. (hereinafter referred to as the "Shipper") agrees to deliver, or to cause to be delivered to Transportadora de Gas del Sur S.A. (hereinafter referred to as the "Transporter"), Gas to be transported and Transporter agrees to receive, transport and return Gas to Shipper or to its designee on its behalf, on a Firm Transportation Service basis (FT) a contracted transportation capacity of no less than a total maximum amount of 540,000 m(3) per day equivalent to 9300 Kcal/m(3) (hereinafter referred to as the "Contracted Capacity").

2. The transportation service rendered hereunder will not be subject to reduction or interruption by the Transporter except as provided in Section 11 of the Special Conditions of the Transporter's Service Regulations approved by the National Gas Regulatory Entity and the future amendments thereto, which together with the Special Conditions for the FT Service are made part hereof as Exhibit A (hereinafter referred to as the "Regulations").

3.
3.1 On May 1st, 2004 Shipper will be entitled to reduce up to thirty per cent (30%) of the Contracted Capacity already reserved as of such date as provided for under this Firm Transportation Service FT-38.

3.2 Shipper, in order to exercise the right to the above mentioned reduction, will be required to duly notify such decision to Transporter no less than one hundred and eighty (180) days prior to May 1st, 2004, indicating also the intended reduction in transportation capacity.

3.3 In case Shipper fails to duly notify Transporter its intention to reduce the Contracted Capacity, Shipper will not be entitled to use such right subsequently.

4. In case Shipper resolves to exercise the option to reduce the Contracted Capacity, the capacity so reduced will be the new Contracted Capacity.

                                   SECTION II
                                RECEIPT POINT(S)

Shipper will deliver or cause to be delivered the Gas at the Receipt Point(s) shown in Exhibit B attached hereto and made part hereof by this reference, at a pressure sufficient to allow the gas to enter the Transporter's pipeline system, taking into account the variable pressures prevailing on such system and at each Receipt Point. Such pressure of the gas delivered or caused to be delivered by Shipper shall not exceed the maximum operating pressure(s) set forth by the Transporter for each Receipt Point in Exhibit B. In the event the maximum operating pressure(s) of the Transporter's pipeline system at the Receipt Point(s) hereunder were increased or reduced, the maximum allowed pressure(s) of the gas delivered or caused to be delivered by Shipper to Transporter at the Receipt Point(s) shall be increased or reduced in the same proportion provided the Transporter gives Shipper at least one (1) year prior written notice.

In the event Shipper is not able to comply with the new maximum allowed pressure(s) of the gas delivered or caused to be delivered by Shipper to Transporter at the Receipt Point(s), notified by the Transporter, in accordance with the above paragraph, Shipper and Transporter shall meet in order to find a solution. Until such time, Transporter shall not modify the maximum allowed pressure(s).

                                  SECTION III
                               DELIVERY POINT(S)

1. Transporter will daily return to Shipper, or to a third party on behalf of Shipper an amount of gas equal to the Delivery Amount hereunder at the Delivery Point(s) and at the pressure(s) set forth in Exhibit C attached hereto and made part hereof by this reference.

2. The Delivery Amount shall be equal to the total amount of gas effectively delivered by Shipper to Transporter at the Receipt Point after deducting the amount of fuel and shrinkage retained by Transporter in accordance with the Regulations, in each invoiced period.

                                   SECTION IV
                                      TERM

This Firm Transportation service shall be effective as from the commissioning of the power generating plant of Perez Companc S.A. (located near the City of Buenos Aires) and upon transfer of the agreement FT-36 in favor thereof, but not before 6.00 a.m. on January 1st, 1998 and it shall remain in full force up to 6.00 a.m. on May 1st, 2014; and thereafter it will be automatically renewed for successive one (1) year periods until Transporter or Shipper terminates it by providing at least 90 days prior written notice.

                                   SECTION V
                               PRICE AND BILLING

1. Shipper shall pay to Transporter at the Transporter's domicile, for the firm transportation service rendered from the Receipt Points to the Delivery Points, a money amount that will be established in accordance with the Transporter's Rate for Firm Transportation, and the applicable provisions of the Regulations then in effect.

The service price shall be subject to the modifications of the Rate Sheets approved by the Entity as from their effective date.

2. In addition to the Rate for the service rendered, the invoices issued by Transporter shall include the remaining charges that according to the General Conditions and the Special Conditions of the Regulations are to be borne by Shipper.

                                   SECTION VI
                         EARLY TERMINATION AND DEFAULTS

Default in the performance of the obligations on their maturity dates shall be automatic and no demand shall be required.

Any contractual default may cause the early termination of this Firm Transportation service at the non-defaulting party's option and the procedure set forth in the General Conditions and the Special Conditions of the Regulations for such purpose shall be followed.

                                  SECTION VII
                                   ASSIGNMENT

Neither party hereof shall be entitled to assign in whole or in part this Firm Transportation service, without the prior and express written consent of the other party.

                                  SECTION VIII
                                 MISCELLANEOUS

1. The interpretation and execution of this Firm Transportation service shall be made in accordance with the laws of the Argentine Republic now or hereinafter in effect.

2. This Firm Transportation service shall be binding for, and shall govern the parties hereto and their respective successors and assignees.

3. Notices to the other party shall be in writing and shall be deemed duly given when sent to the other party at the following domiciles:

(a) To Transporter at: Don Bosco 3672 - 7o piso - Capital Federal.

(b) To Shipper at: Av. Montes de Oca 1120 - Capital Federal.

Such domiciles may be modified from time to time, by sending the other party a due notice by registered mail.

4. Both parties acknowledge that if Shipper does not make an efficient use of the Contracted Capacity, the National Gas Regulatory Entity, in accordance with regulatory rules, shall allocate the portion not used or deficiently used, and in such event the capacity so reduced will become the Contracted Capacity.

5. Notwithstanding the provisions under Article 1, paragraph 3 hereof, Shipper will waive any other option it may have to reduce the Contracted Capacity under the provisions of the Firm Transportation Service Agreements entered with Transporter. However, in the event any of Shipper's customers fails to enter an agreement with it and enters an agreement: i) directly with Transporter under a Firm Transportation Agreement, or ii) with Merchants entering a Firm Transportation Agreement with Transporter, or iii) with Producers entering a Firm Transportation Agreement with Transporter, or iv) with any combination of Merchants and Producers entering a Firm Transportation Agreement with Transporter;

in any such event, Shipper may elect to reduce the capacity, but in no such event the reduction will be higher than the amount that Shipper's customer failed to contract with Shipper. For the purposes of establishing contracted transportation capacity that Shipper will be entitled to release in the event that any of its customers fails to enter agreements with Shipper, the capacity to be released shall be equal to the maximum amount of Gas actually used by such customer during the twelve month period prior to its effective separation from Shipper in order to enter an agreement with a third party or such time period as may be relevant should the contractual relationship between Shipper and customer be less than twelve months, less the Contracted Capacity engaged by such customer with Shipper.

In the event Shipper intends to exercise such option, Shipper will notify such election to Transporter within thirty days from the date of receipt of a notification from its customer stating its intention to terminate in whole or in part the engagement of Shipper's services.

Upon the expiry of such period if Transporter has not received such notification, Shipper will not be able to exercise such option in the future. However, on the contrary, if Shipper notifies his intention to exercise the option, then the total or partial reduction of the Contracted Capacity will be effective as of the time the customer ceases to receive such services from Shipper.

6. Prior to the commencement of any capacity increase project, Transporter shall give notice thereof in writing to Shipper. Within thirty days of the receipt of such notification, Shipper shall notify Transporter in writing its intention to release Contracted Capacity in the zone where Transporter will develop its expansion project.

7. Both parties hereto agree that on the effective date hereof this Agreement replaces and automatically terminates Agreement FT-35.

This Offer will be considered accepted if Transporter accepts our first service application (Section 23 of the Service Regulation) to be allocated to the Firm Transportation Service No. FT-38, or said Transporter files the Offer with the National Gas Regulatory Entity (ENARGAS), whichever occurs earlier.

We also acknowledge receipt of a copy of Resolution No. 3/93 of the ENARGAS sent to us in compliance with the provisions of Section 3 thereof.

Truly yours,

By MetroGas S.A.
There follows an illegible signature.
Bill Adamson
General Director

                                   EXHIBIT B
                       FIRM TRANSPORTATION SERVICE FT-38
                                    between
                       TRANSPORTADORA DE GAS DEL SUR S.A.
                                      and
                                 METROGAS S.A.

MAXIMUM PRESSURE:
Neuba II Pipeline  = 68.5 Kg/cm(2) M
Neuba Pipeline   = 60.0 Kg/cm(2) M
RECEIPT POINTS:
Are all the Receipt Points within the Neuquen Receipt Zone. Shipper will indicate from time to time and according to the procedure set forth by Transporter to such effect and the Regulations, the points within the Neuquen Receipt Zone where the gas shall be made available by Shipper to Transporter. DAILY AMOUNT: An aggregate amount of gas of 540,000 m(3) equivalent to 9300 Kcal, (plus fuel and shrinkages) from the Neuquen Receipt Zone.

                                   EXHIBIT C
                       FIRM TRANSPORTATION SERVICE FT-38
                                    between
                       TRANSPORTADORA DE GAS DEL SUR S.A.
                                     and
                                 METROGAS S.A.

MEASUREMENT POINT NO.           NAME OF THE POINT              MINIMUM PRESSURES
                                                                   (KG/CM(2))
--------------------------------------------------------------------------------
       210                Donselaar Retirement Home                    20
       224                Ezeiza Plant                                 20
       227                Buchannan Plant                              20
       228                Gutierrez Plant                              20
       239 (*)            General Pacheco Plant                        20



(*) Transporter's capacity to deliver Gas in this Delivery Point depends on the availability of such capacity considering the performance by Transporter of the Firm Transportation Service Agreement entered with Gas Natural BAN S.A. in such Delivery Point.

MAXIMUM AMOUNT OF DAILY DELIVERY: An amount of gas totaling between all Delivery Points 540,000 m(3) of 9300 Kcal/m(3). Maximum amount of daily delivery in each Delivery Point will be limited to the maximum designed capacity of each Delivery Point or such capacity as shall be agreed by the Parties in the future.

There are several illegible signatures on every page.